EXHIBIT 23.2









                  INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Alta Energy Corporation:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

Our report covering the June 30, 1993, consolidated financial statements refers to a change in the method of accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


                                            KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Midland, Texas
February 2, 1996